Exhibit 99.(2)(h)

UBS RMA MONEY FUND INC.

UBS RMA TAX-FREE FUND INC.

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD

RESOLUTIONS APPROVING BY-LAWS AMENDMENTS

I, Keith A. Weller, Vice President and Assistant Secretary of UBS RMA Money Fund Inc. and UBS RMA Tax-Free Fund Inc. (each, a “Corporation”), hereby certify that, at a duly convened meeting of the Board of Directors of each Corporation held on May 19-20, 2015, the Board of Directors duly and unanimously approved the following resolutions:

RESOLVED, that pursuant to the relevant section of each Corporation’s By-Laws, as amended (the “By-Laws”), concerning amendments to the Corporation’s By-Laws, Article III, Section 3.11 of the Corporation’s By-Laws be, and it hereby is, amended to read as follows:

Section 3.11.  Notice:

Notice of any special meetings, stating the time and place, shall be mailed to each director at his residence or regular place of business at least three days before the day on which the special meeting is to be held or caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least one day before the meeting.  Notwithstanding any other requirement herein, upon the occurrence (or potential or anticipated possible occurrence) of any one or more of the events specified in Form N-CR affecting a series of the Corporation that operates as a money market fund pursuant to Rule 2a-7 under the Investment Company Act of 1940, as amended, an officer of the Corporation may call a special meeting of the board of directors in connection with such event no sooner than four hours after providing notice of the time, date and place of the meeting by electronic mail and telephone to the directors at their last known electronic mail addresses and telephone numbers.

RESOLVED, that the appropriate officers of each Corporation be, and each of them hereby is, authorized and directed to take such further steps and to prepare, execute and file, as appropriate, such documents as he or she may deem to be necessary or desirable to implement the approval set forth in the foregoing resolution.

IN WITNESS WHEREOF, I have signed this certificate as of the 20th day of August, 2015.

UBS RMA MONEY FUND INC.
UBS RMA TAX-FREE FUND INC.

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Assistant Secretary

County of New York

State of New York

New York, New York (ss)

Subscribed and sworn before me on this 20th day of August, 2015.

/s/ Barbara A. Valente
Notary Public

BARBARA A. VALENTE

Notary Public, State of New York

No. 01VA6327932

Qualified in New York County

Commission Expires July 20, 2019